UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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IONA TECHNOLOGIES PLC

(Name of Registrant as Specified In Its Charter)
PROGRESS SOFTWARE CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Progress Software Corporation Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934 Subject Company: IONA Technologies PLC Commission File No.: 000-29154
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     On June 25, 2008, Progress Software Corporation, a Massachusetts corporation (“Progress Software”), and IONA Technologies PLC, a public limited company incorporated under Irish law (“IONA”) announced that IONA and Progress Software have reached agreement on the terms of a recommended acquisition pursuant to a scheme of arrangement under Section 201 of the Irish Companies Act of 1963 (the “Act”) whereby SPK Acquisitions Limited (“SPK”), a private limited company incorporated under Irish law and a wholly-owned subsidiary of Progress Software, will acquire all of the issued and to be issued ordinary share capital of IONA not already owned by Progress Software or its subsidiaries for cash (the “Scheme”).
The following letter from IONA and Progress Software was sent to registered users of IONA’s products and technical support on June 30, 2008.
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Dear [Customer],
You are receiving this communication as a registered user of IONA Technologies’ products and technical support services. On June 25, 2008, Progress Software and IONA Technologies announced that they have entered into an agreement under which Progress will acquire IONA. The proposed transaction is subject to closing conditions, including regulatory, shareholder and other approvals. Until the deal closes each company will continue to operate independently and it will be business as usual.
Both companies strongly believe that the combined organizations will extend each company’s ability to deliver best-in-class software infrastructure products and services to their valued customers. The combined organization will have vastly more resources, and you can expect continued high quality support as well as additional new product and service offerings.
Progress Software plans to continue to honor all technical support SLA terms and commitments including the length of time we will support certain products and releases. We have no immediate plans to change the way that IONA delivers technical support. In addition, we expect that the existing contact points for IONA technical support via telephone, email and Web will remain unchanged.
Progress is committed to the support and advancement of the IONA product portfolio. In particular:
•	The continuation of our 5-year support for the latest major version of our CORBA products as per the policy at ww.iona.com/support.

•	Active participation in the Apache open source community and development and support of our FUSE branded distributions with associated support, consulting and training.

•	The ongoing development and support of Artix (including Artix Data Services) will continue.
If you have any questions or concerns about the implications of what we consider to be a very positive step for IONA’s customers, please contact your Sales Account Manager or IONA technical support representative. Alternatively, please feel free to contact us directly at the email addresses below.
Sincerely,

Andrew O’Sullivan	Peter Sliwkowski
VP Services	VP Products & Support
IONA Technologies	Progress Software
andrew.osullivan@iona.com	pgs@progress.com

     Legal Information
     The directors of IONA accept responsibility for the information contained in this document relating to IONA, the IONA Group, the directors of IONA and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of IONA (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.
     The directors of Progress Software and the directors of Progress Software’s subsidiary, SPK accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of SPK and the directors of Progress Software (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.
     Lehman Brothers, which is regulated under the laws of the United States of America, is acting exclusively for the Board of IONA and no one else in connection with the acquisition and will not be responsible to anyone other than the Board of IONA for providing the protections afforded to clients of Lehman Brothers or for providing advice in relation to the acquisition, the contents of this document or any transaction or arrangement referred to herein.
     Davy Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the acquisition, the contents of this filing or any transaction or arrangement referred to herein.
     Merrion Stockbrokers Limited, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Merrion Stockbrockers Limited or for providing advice in relation to the acquisition, the contents of this filing or any transaction or arrangement referred to herein.
     Goodbody Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for SPK and Progress Software and no one else in connection with the acquisition and will not be responsible to anyone other than SPK and Progress Software for providing the protections afforded to customers of Goodbody Corporate Finance or for providing advice in relation to the acquisition, the contents of this document or any transaction or arrangement referred to herein.
     Any person who is a holder of 1% or more of the share capital of IONA may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the offer period in respect of the acquisition.
     The distribution of this document in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the acquisition are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction where it would be unlawful to do so. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction.
     This document does not constitute an offer or invitation to purchase, sell, subscribe or exchange or the solicitation of an offer to purchase, sell, subscribe or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the Scheme, or otherwise.
     Certain items in this document may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on our current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. We can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: uncertainties as to the timing of the closing of Progress Software’s acquisition of IONA; uncertainties as to whether the shareholders of IONA will vote in favor of IONA’s acquisition by Progress Software; the risk that competing offers to acquire IONA will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress Software’s or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress Software’s business; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Progress Software and IONA, including the Annual Report on Form 10-K filed by Progress Software on January 29, 2008, as well as the Quarterly Report on Form 10-Q filed by Progress Software on April 9, 2008, and the Annual Report on Form 10-K filed by IONA on March 14, 2008, as well as the Quarterly Report on Form 10-Q filed by IONA on May 12, 2008. Such forward-looking statements speak only as of the date of this document. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
     Important Additional Information and Where to Find It
     In connection with the acquisition, IONA intends to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement (comprising the scheme of arrangement document). Investors and shareholders of IONA are urged to read the proxy statement (comprising the scheme of arrangement document) and the other relevant materials when they become available because they will contain important information about Progress Software, SPK, IONA and the proposed acquisition and related matters.
     The proxy statement (comprising the scheme of arrangement document) and other relevant materials (when they become available), and any and all documents filed by Progress Software and IONA with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by Progress Software by directing a written request to Progress Software, 14 Oak Park Drive, Bedford, Massachusetts 01730, United States of America, Attention: Investor Relations, and by IONA by directing a written request to IONA, c/o IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451, United States of America, Attention: Investor Relations.
     INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (COMPRISING THE SCHEME OF ARRANGEMENT DOCUMENT) AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION.
     As of the date of this document, Progress Software and its subsidiaries own 362,000 IONA shares in total, representing approximately 0.99 per cent of the issued share capital of IONA and have an economic interest, through contracts for difference, in 1,442,873 IONA shares in total, representing approximately 3.95 per cent of the issued share capital of IONA.
     Progress Software, SPK, and IONA and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IONA in connection with the acquisition. Information about those executive officers and directors of Progress Software is set forth in Progress Software’s Annual Report on Form 10-K for the year ended November 30, 2007, which was filed with the Securities and Exchange Commission on January 29, 2008, the proxy statement for Progress Software’s 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on March 24, 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission, Information about those executive officers and directors of IONA and their ownership of IONA Shares is set forth in IONA’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 14, 2008, and the proxy statement for IONA’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on April 29, 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Investors and shareholders may obtain additional information regarding the direct and indirect interests of Progress Software, SPK IONA and their respective executive officers and directors in the acquisition by reading the proxy statement (comprising the scheme of arrangement document) and other filings referred to above.
     Progress is a registered trademark of Progress Software Corporation or one of its affiliates or subsidiaries in the U.S. and other countries. Any other trademark contained herein are the property of their respective owners. IONA, IONA Technologies, the IONA logo, Orbix, High Performance Integration, Artix, FUSE and Making Software Work Together are trademarks or registered trademarks of IONA Technologies PLC and/or its subsidiaries. CORBA is a trademark or registered trademark of the Object Management Group, Inc. in the United States and other countries. All other trademarks that may appear herein are the property of their respective owners.